EXHIBIT 99.1

ATC Healthcare Announces Second Quarter 2007 Results of Operations

Revenue Up 29% From Second Quarter Last Year

    LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--Oct. 16, 2006--ATC
Healthcare, Inc. (AMEX:AHN), a leader in medical staffing, today reported results for its second quarter of fiscal year end 2007, which ended August 31, 2006.

    Three Month Results

    Revenues increased by $5.1 million, or 29%, from $17.9 million for the second quarter ended August 31, 2005 to $23.0 million for the second quarter ended August 31, 2006. Service costs represent all direct costs of providing services to our clients. Service costs were 78.4% of total revenues in the second quarter ended in 2006 as compared to 76.3% for the second quarter ended in 2005. Income from operations increased by $92 thousand, or 52%, from $178 thousand for the second quarter ended in 2005 to $270 thousand for the second quarter ended in 2006. Net loss improved by decreasing $248 thousand, or 50%, from $(494) thousand or $(.02) per basic and diluted share for the second quarter ended in 2005, to a loss of $(246) thousand or $(.01) per basic and diluted share for the second quarter ended in 2006.

    EBTDAS net income (loss) from continuing operations was income of $1 thousand for the second quarter ended in 2006 compared to a loss of $(342) thousand for the second quarter ended in 2005. For an explanation of the non-GAAP measure "EBTDAS from continuing operations" and of the importance of that term for our business, please see the discussion under "Earnings Measurement Quality" below. EBTDAS from continuing operations is compared to the GAAP measure "net income (loss) from continuing operations" in the reconciliation at the end of this release.

    Six Month Results

    Revenues increased by $8.0 million, or 23%, from $34.9 million for the six months ended August 31, 2005 to $42.9 million for the six months ended August 31, 2006. Service costs were 78.1% of total revenues in the six months ended in 2006 as compared to 77.0% for the six months ended in 2005. Income (loss) from operations increased by $591 thousand from a loss of $(107) thousand for the six months ended in 2005 to income of $484 thousand for the six months ended in 2006. Net loss improved by decreasing $1.4 million from a net loss of $(1.9) million (including a loss from discontinued operations of $(577) thousand) for the six months ended in 2005, to a net loss of $(494) thousand in the six months ended in 2006. Basic and diluted loss per share was $(.07) for the six months ended in 2005 and basic and diluted loss per share was $(.02) for the six months ended in 2006.

    EBTDAS from continuing operations was a loss of $(11) thousand for the six months ended in 2006 compared to a loss of $(976) thousand for the six months ended in 2005.

    Management Comments

    "We are very pleased to see revenue growth of 29% and 23%, respectively, in the three and six months ended in 2006 compared to 2005," remarked David Savitsky, Chief Executive Officer. "As projected, our acquisition of Critical Nursing Solutions in early June has contributed nicely to these revenue increases. Equally exciting is that our existing offices have shown significant organic growth as well. In addition, the company has continued to produce significant improvement in its operating results," added Savitsky.

    ATC Second Quarter Earnings Call

    In conjunction with this release, management will host a conference call to discuss the earnings release at 1:00 PM EDT, on Tuesday, October 17, 2006. To listen to the call, participants in the US and Canada should dial: (800) 263-8506, five minutes prior to the start time of the call. The access code is 3226435. A telephonic replay of the call may be accessed by dialing (888) 203-1112 and entering access code 3226435. The replay will be available from 3:30 PM EDT, on October 17, 2006 until midnight October 19, 2006. This release, along with any additional financial or statistical information to be presented on the call, will be archived on the Corporate Press Releases section of our website, www.atchealthcare.com

    Forward Looking Statements

    Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words -- "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future revenue, business strategy and cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended February 28, 2006. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

    Earnings Measurement Quality - GAAP vs. Non-GAAP

    The company provides supplemental information regarding its operational performance using certain non-GAAP financial measures, which excludes primarily non-cash charges. The company uses "EBTDAS from continuing operations" to provide an indication of the company's baseline performance before charges that are considered by management to be outside of the company's core operating results. EBTDAS represents earnings from continuing operations less taxes, depreciation and amortization and stock-based compensation expense. The company believes this non-GAAP financial measure provides a good measure of performance for the company because it represents the amount realized from revenue after all operating expenses. While non-GAAP financial measures are not an alternative to generally accepted accounting principles used in the United States ("GAAP"), the company's management uses this non-GAAP financial measure to evaluate the company's historical and prospective financial performance in the ordinary course of business. The company believes that providing to the company's investors the non-GAAP financial measure, in addition to the most comparable GAAP presentation, allows the investors to better evaluate the company's progress and its financial results over time and to compare the company's results with the results of the company's competitors.

    About ATC Healthcare, Inc.

    ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other healthcare facilities with 59 locations in 34 states. ATC provides supplemental staffing, outsourcing and human resource solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their website at www.atchealthcare.com.


ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)
                                    For the Three      For the Six
                                         Months            Months
                                         Ended             Ended
                                  August              August  August
                                     31,  August 31,    31,      31,
                                   2006      2005      2006    2005
                                  ------------------------------------
REVENUES:
Service revenues                  $23,063    $17,932  $42,918 $34,942
----------------------------------------------------------------------

COSTS AND EXPENSES:
Service Costs                      18,083     13,691   33,526  26,911
General and administrative
 expenses                           4,581      3,936    8,658   7,853
Depreciation and amortization         129        127      250     285
----------------------------------------------------------------------
Total operating expenses           22,793     17,754   42,434  35,049
----------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS         270        178      484    (107)
----------------------------------------------------------------------

INTEREST AND OTHER EXPENSE (INCOME):
Interest expense, net                 495        710      982   1,241
Other expense (income), net             5        (63)     (45)    (87)
----------------------------------------------------------------------
Total interest and other expense
 (income)                             500        647      937   1,154
----------------------------------------------------------------------

LOSS BEFORE INCOME TAXES             (230)      (469)    (453) (1,261)

INCOME TAX PROVISION                   16         25       28      50
----------------------------------------------------------------------

NET LOSS FROM CONTINUING
 OPERATIONS                          (246)      (494)    (481) (1,311)
----------------------------------------------------------------------

DISCONTINUED OPERATIONS                 -          -        -    (577)

NET LOSS                             (246)      (494)    (481) (1,888)

Dividends accreted to Preferred
 Stockholders                         254         17      373      34
----------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON
 STOCKHOLDERS                     $  (500)   $  (511) $  (854)$(1,922)
======================================================================

(LOSS) PER SHARE:

(LOSS) FROM CONTINUING OPERATIONS:
   (LOSS) PER COMMON SHARE - BASIC$  (.01)   $  (.02) $  (.02)$  (.05)
                                  ====================================
   (LOSS) PER COMMON SHARE -
    DILUTED                       $  (.01)   $  (.02) $  (.02)$  (.05)
                                  ====================================

(LOSS) FROM DISCONTINUED
 OPERATIONS:
   (LOSS) PER COMMON SHARE - BASIC$ ------   $------- $-------$  (.02)
                                  ====================================
   (LOSS) PER COMMON SHARE -
    DILUTED                       $ ------   $ ------ $ ------$  (.02)
                                  ====================================

NET LOSS:
   (LOSS) PER COMMON SHARE - BASIC$  (.01)   $  (.02) $  (.02)$  (.07)
                                  ====================================
   (LOSS) PER COMMON SHARE -
    DILUTED                       $  (.01)   $  (.02) $  (.02)$  (.07)
                                  ====================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic                              39,076     29,674   38,662  28,585
======================================================================
Diluted                            39,076     29,674   38,662  28,585
======================================================================

RECONCILIATION OF UNAUDITED LOSS FROM CONTINUING OPERATIONS TO EBTDAS
               FROM CONTINUING OPERATIONS (In thousands)
                                    For the Three      For the Six
                                         Months            Months
                                         Ended             Ended
                                  August              August  August
                                     31,  August 31,    31,      31,
                                   2006      2005      2006    2005
                                  ------------------------------------

NET LOSS FROM CONTINUING
 OPERATIONS                       $  (246)   $  (494) $  (481)$(1,311)
Add back:
 Income taxes                          16         25       28      50
 Depreciation and amortization        129        127      250     285
 Stock-based compensation expense     102         --      192      --
                                  ------------------------------------
EBTDAS FROM CONTINUING OPERATIONS
                                  $     1    $  (342) $   (11)$  (976)
                                  ====================================

    CONTACT: Investors:
             ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
             or
             Daniel Pess, 516-750-1733
             dpess@atchealthcare.com